Exhibit 8.2

July 14, 2023

CRH America, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338,

United States of America.

CRH America Finance, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338,

United States of America.

CRH plc,

Stonemason’s Way,

Rathfarnham, Dublin 16,

Ireland.

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the registration under the Securities Act of 1933, as amended (the “Act”) on Form F-3 that you filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). We hereby confirm to you our opinion set forth in the Registration Statement under the caption “Material U.S. Federal and Irish Tax Consequences – United States Taxation”.

CRH America, Inc.

CRH America Finance, Inc.	-2-

CRH plc

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material U.S. Federal and Irish Tax Consequences – United States Taxation” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP